UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 18, 2017

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

2105 North State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices)

(812) 663-0157

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, D.J. Hines informed the Board of Directors of MainSource Financial Group, Inc. (the “Company”) of his intention to retire as a member of the Board of Directors effective as of the earlier of the date of the Company’s 2018 Annual Meeting of Shareholders or the date of consummation of the Company’s merger with First Financial Bancorp (“First Financial”) in accordance with the Agreement and Plan of Merger between the Company and First Financial dated as of July 25, 2017 (the “Merger Agreement”).  Mr. Hines has served on the Board of Directors of the Company since 2005.

Item 8.01  Other Events.

As contemplated in Section 6.11(a) of the Merger Agreement, on December 18, 2017, the Board of Directors voted to recommend the following six (6) directors to First Financial for inclusion on the Board of Directors of First Financial following consummation of the merger:

Kathleen L Bardwell

William G. Barron

Vincent A. Berta

Archie M. Brown, Jr.

Erin P. Hoeflinger

Thomas M. O’Brien

In the event the merger is not consummated, all of the Company’s existing directors will continue to serve their existing terms until the Company’s 2018 Annual Meeting of Shareholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2017

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer